TRANSGLOBE ENERGY CORPORATION ANNOUNCES DIRECTOR/PDMR SHAREHOLDINGS

AIM & TSX:  “TGL” & NASDAQ:  “TGA”

Calgary, Alberta, June 3, 2020 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that it was notified on June 2, 2020 that on May 29, 2020, June 1, 2020 and June 2, 2020 Tim Marchant acquired common shares as follows:

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price	Number of Common Shares held following the transaction	% of Company's issued share capital held
Tim Marchant	May 29, 2020	10,500	Cdn $0.6995	10,500	0.055%
	June 1, 2020	10,500	Cdn $0.6995	21,000
	June 2, 2020	19,000	Cdn $0.6876	40,000

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1	Details of PDMR
a)	Name	Tim Marchant
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($Cdn) Volume
$0.70 10,000
$0.69 500
e)	Aggregated information -
	Aggregated volume -	10,000 common shares
	Aggregated price	$0.70 Cdn per share
	Aggregated volume -	500 common shares
	Aggregated price	$0.69 Cdn per share
f)	Date of the transaction	May 29, 2020
g)	Place of the transaction	TSX

1	Details of PDMR
a)	Name	Tim Marchant
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($Cdn) Volume
$0.70 10,000
$0.69 500
e)	Aggregated information -
	Aggregated volume -	10,000 common shares
	Aggregated price	$0.70 Cdn per share
	Aggregated volume -	500 common shares
	Aggregated price	$0.69 Cdn per share
f)	Date of the transaction	June 1, 2020
g)	Place of the transaction	TSX

1	Details of PDMR
a)	Name	Tim Marchant
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($Cdn) Volume
$0.7072 9,000
$0.67 10,000
e)	Aggregated information -
	Aggregated volume -	9,000 common shares
	Aggregated price	$0.7072 Cdn per share
	Aggregated volume -	10,000 common shares
	Aggregated price	$0.67 Cdn per share
f)	Date of the transaction	June 2, 2020
g)	Place of the transaction	TSX

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact:
TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Sole Broker)	+44 (0) 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

FTI Consulting (Financial PR)	+44 (0) 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan

Tailwind Associates (Investor Relations)
Darren Engels	darren@tailwindassociates.ca http://www.tailwindassociates.ca +1 403.618.8035 investor.relations@trans-globe.com http://www.trans-globe.com +1 403.264.9888